UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2016

Starwood Hotels & Resorts Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7959 (Commission File Number)	52-1193298 (I.R.S. Employer Identification No.)

One StarPoint, Stamford, Connecticut (Address of principal executive offices)	06902 (Zip Code)

Registrant’s telephone number, including area code:  (203) 964-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2016, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or “we” or “our”) completed a series of transactions with Interval Leisure Group, Inc. (“ILG”) and certain of its subsidiaries involving our vacation ownership business (the “Vistana Vacation Ownership Business”).  Specifically, (a) we and certain of our subsidiaries engaged in a series of transactions in which certain assets and liabilities, including five hotels to be converted to vacation ownership properties, were (i) sold directly to subsidiaries of ILG or (ii) otherwise conveyed pursuant to an internal restructuring to Vistana Signature Experiences, Inc. (“Vistana”) or its subsidiaries, which resulted in the separation of the Vistana Vacation Ownership Business from our other businesses, (b) immediately after such separation, via spin-off we distributed the shares of Vistana common stock to our stockholders of record as of March 28, 2016 on a pro rata basis (the “Distribution”), and (c) immediately after the Distribution, Vistana merged with a subsidiary of ILG (the “Merger”). The holders of SLC Operating Limited Partnership units also received shares of Vistana common stock. We refer to this series of transactions as the “Transactions.”

Upon the completion of the Transactions, Vistana became a wholly-owned subsidiary of ILG.  In addition, as a result of the Transactions, the Starwood stockholders own approximately 55% of the outstanding shares of ILG on a fully-diluted basis, and the existing shareholders of ILG own approximately 45% of ILG on a fully-diluted basis.

In connection with the Transactions, Starwood entered into several agreements with ILG and Vistana, which will govern our continuing relationships with ILG and Vistana.  The following summary of those agreements is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

License Agreement

In connection with the Transactions, Starwood and Vistana entered into a License Agreement, subject to a guaranty by ILG, that provides Vistana a limited exclusive license for the use of the Westin® and Sheraton® brands in connection with the Vistana Vacation Ownership Business, and a limited right to use specified St. Regis® and The Luxury Collection® marks in connection with existing fractional properties that are part of the Vistana Vacation Ownership Business.

In addition, the License Agreement provides Vistana an exclusive or non-exclusive, as applicable, license to market, develop and operate certain agreed on programs, products and services of the Vistana Vacation Ownership Business under additional names and marks and to market, develop and/or operate certain existing vacation ownership properties that are not branded with Starwood’s marks but are using the applicable system.

Noncompetition Agreement

In connection with the Transactions, Starwood and Vistana entered into a Noncompetition Agreement that, for a period of ten years and subject to certain exceptions, generally prohibits Starwood from engaging in the vacation ownership business (other than the fractional business), and Vistana from engaging in the business of developing, selling, marketing, managing, operating, licensing or franchising hotels. The Noncompetition Agreement will terminate prior to the end of its ten-year term if the License Agreement is terminated.

Item 8.01. Other Events.

On May 12, 2016, Starwood Hotels & Resorts Worldwide, Inc. and Interval Leisure Group, Inc. issued a joint press release, a copy of which is attached as Exhibit 99.1 and which is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                              Exhibits

10.1	License, Services and Development Agreement, dated as of May 11, 2016, among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.2	Noncompetition Agreement, dated as of May 11, 2016, between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

99.1	Press Release, dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

By:	/s/ Kristen W. Prohl
	Name:	Kristen W. Prohl
	Title:	Vice President, Chief Regulatory Counsel

Date:  May 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	License, Services and Development Agreement, dated as of May 11, 2016, among Interval Leisure Group, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

10.2	Noncompetition Agreement, dated as of May 11, 2016, between Starwood Hotels & Resorts Worldwide, Inc. and Vistana Signature Experiences, Inc.

99.1	Press Release, dated May 12, 2016.